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                                                              Exhibit 10.28

     *** Text Omitted and Filed Separately Confidential Treatment Requested
         Under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 240.24 b-2.


                                AMENDMENT NO. 1

                       TO THE A319/A320 PURCHASE AGREEMENT
                         dated as of September 12, 1997

                                     between

                                 AVSA, S.A.R.L.

                                       and

                           AMERICA WEST AIRLINES, INC.


This Amendment No. 1 (hereinafter referred to as the "Amendment") is entered into as of March 31, 1998, by and between AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France, having its registered office located at 2, Rond Point Maurice Bellonte, 31700 Blagnac, France (hereinafter referred to as the "Seller"), and AMERICA WEST AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, having its principal corporate offices located at Phoenix Sky Harbor International Airport, 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034, U.S.A.
(hereinafter referred to as the "Buyer").

WITNESSETH:

WHEREAS, the Buyer and the Seller have entered into an A319/A320 Purchase Agreement, dated as of September 12, 1997 (which agreement, as previously amended by and supplemented with all Exhibits, Appendices, Letter Agreements and amendments attached thereto is hereinafter called the "Agreement"), which Agreement relates to the sale by the Seller and the purchase by the Buyer of certain firmly ordered Airbus Industrie A319-100 and A320-200 model aircraft (the "Aircraft").

WHEREAS, the Buyer and the Seller agree to further describe in this Amendment certain flexibility rights to be provided by the Seller to the Buyer with respect to A320 Aircraft.

WHEREAS, capitalized terms used herein and not otherwise defined in this Amendment will have the meaning assigned to them in the Agreement. The terms "herein," "hereof," and "hereunder" and words of similar import refer to this Amendment.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
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1.       SCOPE OF THE AMENDMENT

         The Buyer has indicated to the Seller that the Buyer has entered into ten (10) year operating leases with an operating lessor ("SALE") for five (5) new production A320 aircraft (MSN 762, 770, 803, 856 and 866), such lease or leases to begin at a date prior to delivery of the first A319 Aircraft by the Seller to the Buyer (each such A320 aircraft a "New Leased A320 Aircraft") under the Agreement. In consideration thereof and under terms and conditions defined in this Amendment, the Seller hereby agrees to grant to the Buyer the right to cancel one (1) A320 Aircraft from its firm order under the Agreement for each New Leased A320 Aircraft leased by and delivered to the Buyer by SALE prior to delivery of the first A319 Aircraft (such flexibility right is referred to as the "A320 Aircraft Cancellation Right").

2.       A320 AIRCRAFT CANCELLATION RIGHT

2.1 The A320 Aircraft Cancellation Right shall be limited to five (5) A320 Aircraft. The Buyer hereby irrevocably exercises upon the date hereof the five A320 Cancellation Rights against each of A320 Aircraft [...***...] (for delivery pursuant to Clause 9 of the Agreement respectively in [...***...] these Aircraft are referred to herein as the "Exchanged Aircraft"). The Buyer hereby irrevocably waives and releases to the Seller and the Manufacturer its rights to the Exchanged Aircraft and neither the Seller nor the Buyer shall have any further obligation or right to the other with respect to the Exchanged Aircraft. The Buyer grants the Seller and the Manufacturer the unlimited right to remarket these delivery positions upon the date hereof.

2.2 Except as otherwise agreed, the specification of the New Leased A320 Aircraft will be the specification defined by SALE and the Manufacturer in the SALE purchase agreement, and the Seller or the Manufacturer shall not incur any extra cost or liability in order to bring the specification of the New Leased A320 Aircraft to the level of the Specification or to another specification desired by the Buyer.

2.3 The parties hereby agree that the terms and conditions applicable to the sale by the Seller or the Manufacturer and the purchase by SALE of the New Leased A320 Aircraft shall be solely negotiated between the Seller or the Manufacturer and SALE and that the terms of the Agreement shall not in any manner apply to the New Leased A320 Aircraft, except





                       * Confidential Treatment Requested
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         that (i) all of the warranties and guarantees set forth in Clauses 12,
         13, and 17 of the Agreement and in Letter Agreement N. 6 (limited, however, to the provisions contained in Paragraphs 1, 2 and 3 only), Letter Agreement N. 7, Letter Agreement N. 8, Letter Agreement N. 9 and Letter Agreement N. 10 of the Agreement (the "Exchange Provisions") shall apply to the New Leased A320 Aircraft as if they were A320 Aircraft and shall be in lieu of the warranties and guarantees set out in the New Leased A320 Aircraft purchase agreement, such Exchange Provisions to apply during the operation by the Buyer of these New Leased A320 Aircraft on the same terms as if the New Leased A320 Aircraft were A320 Aircraft and (ii) all of the provisions relating to assignment included in the Agreement shall apply to the Exchange Provisions.

         The Buyer shall be responsible for negotiating any lease terms and conditions applicable to the New Leased A320 Aircraft directly with SALE and the Seller or the Manufacturer shall have no obligation or liability relating thereto except as otherwise agreed. Nothing contained in this Amendment shall subject the Seller or the Manufacturer to any liability it would not have otherwise incurred had the A320 Aircraft Cancellation Right not been available to the Buyer except as otherwise agreed.

         The parties also agree that the Buyer shall not be entitled to any duplicate remedies from the Seller under the warranties and guarantees provisions of (i) the Agreement, as amended by this Amendment and (ii) any other purchase or lease agreement involving the Buyer, the Manufacturer or SALE.

3.       [...***...]

         In consideration for the execution of the Amendment, the Seller agrees to provide upon the date hereof the Buyer with a [...***...].

4.       EFFECT OF AMENDMENT

         The Agreement will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms.

5.       CONFIDENTIALITY



                        * Confidential Treatment Requested

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         Subject to any legal or governmental requirements of disclosure, the parties (which for this purpose will include their employees, agents, advisors and accountants) will maintain the terms and conditions of this Amendment and any reports or other data furnished hereunder strictly confidential. Without limiting the generality of the foregoing, the Buyer will use its best efforts to limit the disclosure of the contents of this Amendment to the extent legally permissible in any filing required to be made by the Buyer with any governmental agency and will make such applications as will be necessary to implement the foregoing. With respect to any public disclosure or filing, the Buyer agrees to submit to the Seller a copy of the proposed document to be filed or disclosed and will give the Seller a reasonable period of time in which to review the document. The Buyer and the Seller will consult with each other prior to the making of any other public disclosure or filing, permitted hereunder, of this Amendment or the terms and conditions thereof. The provisions of this Paragraph 5 will survive any termination of the Agreement.
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         If the foregoing correctly sets forth our understanding, please indicate your acceptance by signing in the space provided below.

Agreed an Accepted,                         Agreed and Accepted,

AMERICA WEST AIRLINES, INC.                 AVSA, S.A.R.L.



By: /s/ Jacques C. Lazard                   By: /s/ illegible
   ----------------------------                 -------------------------------
Its: Vice President & Treasurer             Its: Director Contracts
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Date: April 27, 1998                        Date: April 27, 1998
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